UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

ITEM 5.

Other Events

Exxon Mobil Corporation has reached agreement on a long-running tax dispute with the Internal Revenue Service.  The dispute was over tax deductions ExxonMobil claimed on the sale of natural gas primarily in Texas from 1974 to 1990.

ExxonMobil has gone to trial on this issue three times since 1989 and has prevailed in all three cases.

In 1996 and 2001 ExxonMobil received favorable federal court decisions regarding these deductions for the tax years 1974 and 1975 and was reimbursed by the government for the taxes it previously paid.

ExxonMobil received a third federal court ruling in its favor in early 2003.  The IRS and Justice Department later agreed that ExxonMobil was entitled to these deductions for its tax years 1976-90.  The decision to finally settle the case was reviewed by the congressional Joint Committee on Taxation.

Refunds for any taxes previously paid for 1976-90, including taxable interest at rates set by the Internal Revenue Code, will be received by ExxonMobil as these years are closed.  The cumulative after-tax earnings impact of the settlement will be approximately $2.2 billion and will be reported in fourth quarter 2003 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  November 20, 2003

By:

/s/ Donald D. Humphreys

----------------------------------------------

Name:

Donald D. Humphreys

Title:

Vice President, Controller and

Principal Accounting Officer